                                                                    EXHIBIT 10.8


January 2, 1998


Mr. Keith Ward
3, Limmard Way
Felpham, Bognor Regis
West Sussex, P022 7NH

Dear Keith:

The following sets forth the terms of your employment with UroQuest:

Position/Title:         Vice President International

Salary: Salary of pound sterling 70K per annum to be reviewed at our annual increase time of April 1 each year.

Bonus: 30% (maximum) of comparable U.S. compensation based on objectives to be mutually agreed upon. Such objectives will be a combination of personal as well as corporate targets.

Stock Options:          120,000 shares whose vesting will occur over a four (4)
                        year period commencing with your start of employment.
                        The price of those options will be based on the fair market price at the date of grant, which will approximate your start date.

Company Car:            The Company will pay for the lease and customary
                        expenses associated with a car of equivalent specification to your current company car. The period of the lease will be at least two (2) years.

Vacation:               You will be entitled to twenty (20) formal and eight (8)
                        statutory days per year. This will be increased to twenty-five (25) formal days at the completion of your fifth year of service.

Mr. Keith Ward
January 2, 1998
Page 2 of 5


Benefits:               UroQuest will contribute and/or will reimburse coverages
                        of a similar nature to what is normal and customary at competing companies in the U.K. This would include:

                             Pension Scheme - UroQuest will double your contribution up to a maximum of 12% (UroQuest contribution) to your salary.

                             National Health Insurance - UroQuest will make the customary employer contribution at 10% of your salary.

                             Life Insurance - UroQuest will pay for the life insurance premium for term life insurance equal to four (4) times your salary as long as you are an employee of UroQuest.

Office: You will work out of your home and UroQuest will cover business related expenses and any capital expenditures necessary to set up a suitable office (fax, computer, etc).

Proprietary
Information:            You agree to execute the Company's standard form of
                        employee proprietary information and inventions agreement.

Resolution of
Disputes;
Arbitration:            Any disputes between the parties relating in any way to
                        this Agreement, including without limitation, the termination of your employment with UroQuest, shall be resolved by arbitration.

Successors;
Entire Agreement:       This Agreement shall be binding upon any successor to
                        the Company, whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise. The terms of this Agreement and all your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The terms of this Agreement, including the terms of the proprietary information and inventions agreement to be executed, are intended by the parties to be the final expression of their agreement with respect to your employment by the Company and may not be contradicted

Mr. Keith Ward
January 2, 1998
Page 3 of 5


                        by evidence of any prior contemporaneous agreements. If any provision of this Agreement, or the application thereof, shall be held to be invalid or unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

Notice Period:          Notice period will be six (6) months. Renumeration
                        during notice period will be reduced by amount related to any new position, etc.

Amendment;
Governing Law:          This Agreement may not be amended or modified except by
                        a writing signed by you and the Company. The terms of this Agreement and the resolution of disputes shall be governed by California Law.

Option Acceleration:    If your employment with the Company terminates as a
                        result of an Involuntary Termination other than for Cause at anytime within twelve (12) months after a Change of Control, then the vesting and exercisability of each unvested option granted to you by the Company
                        (the "Options") shall be automatically accelerated in full; provided, however, that if it is determined by the Company's independent public accountants that such acceleration would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the vesting and exercisability of the Options shall not accelerate pursuant to this Section.

Definitions:            (a) Cause. "Cause" shall mean the occurrence of any one
                        or more of the following: (i) the Employee's conviction by, or entry of a plea of guilty or nolo contender in, a court of final jurisdiction for any crime which constitutes a felony in the jurisdiction involved (other than a felony traffic offense); (ii) the Employee's misappropriation of funds or commission of a material act of fraud, whether prior or subsequent to the date hereof, upon the Company; (iii) gross negligence by the Employee in the scope of the Employee's services to the Company; (iv) a willful breach by the Employee of a material provision of this Agreement; or (v) a willful failure of the

Mr. Keith Ward
January 2, 1998
Page 4 of 5


                        Employee to substantially perform his duties hereunder. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause under clause
                        (iii), (iv) or (v) of this Section 8(a) unless the Company delivers a written notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause and specifically identifying the manner in which the Company believes that the Employee has engaged in such conduct, which conduct is not substantially corrected by the Employee within 10 days following his receipt of such notice, and provides the Employee with an opportunity, together with his counsel, if any, to be heard by the Company.

                        (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                        (i) The approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                        (ii) Any approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                        (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

Mr. Keith Ward
January 2, 1998
Page 5 of 5


                        (c) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the VP R&D of the Company remains as such following a Change of Control but is not made the VP R&D of the acquiring corporation) shall not constitute an "Involuntary Termination" (ii) a reduction by the Company of the Employee's base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (iv) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from his current location; (v) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors.

Sincerely,
UROQUEST MEDICAL CORPORATION

/s/ TERRY E. SPRAKER
Terry E. Spraker, Ph.D.
President and Chief Executive Officer


ACCEPTED:   /s/ KEITH WARD
            -------------------------
            Keith Ward